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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Juniper Networks, Inc. for the registration of 462,256 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 2000, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
Palo Alto
August 18, 2000